Exhibit 10.9.2

ADDENDUM NO. 1

This ADDENDUM NO. 1 (this “Addendum”) is made in connection with and is a part of that certain Lease, dated as of December 20, 2002 by and between San Tomas Properties, LLC, a Delaware limited liability company, as Landlord, and Nassda Corporation, as Tenant (the “Lease”).

1. Definitions and Conflict. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and any exhibits attached thereto and this Addendum, this Addendum shall control.

2. Option to Extend and Rent During the Extended Period. Tenant shall have one (1) option (the “Extension Option”) to extend the term of the Lease for a period of three (3) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least one hundred eighty (120) days, but not more than two hundred seventy (180) days, prior to the expiration of the term. The Extension Period shall commence, if at all, immediately following the expiration of the initial term of the Lease. If an Event of Tenant’s Default exists on the date of giving an Extension Option Notice, or on the date of the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of initial term. The Extension Period shall be upon all of the terms and provisions of the Lease, except that (i) the Base Monthly Rent during such Extension Period shall be one hundred percent (100%) of then Fair Market Rent, (ii) Tenant shall not have any right or option to extend the Lease Term beyond the one and only Extension Period, (iii) any options or rights to expand will not be applicable, and (iv) any work, allowances or concession provided, granted or available to Tenant at or in connection with the commencement of the initial Lease Term will not apply. The foregoing option to extend is personal to the original Tenant signing the Lease, and shall not be assigned or transferred by any assignee, sublessee or transferee under a Transfer except for a Permitted Transfer.

2.1 Fair Market Rent. The term “Fair Market Rent” for purposes of determining Base Monthly Rent during the Extension Period shall mean the base monthly rent generally applicable to similar leases in like buildings for space of comparable size, age, quality of the Premises in the Santa Clara, California projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises), for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for amortization or cost of tenant improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

2.2 Procedure to Determine Fair Market Rent. Within 15 days after delivery of the Expansion Option Notice to Landlord, Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below, or (iii) reject Landlord’s FMR and rescind its exercise of the Extension Option, in which case the Lease shall terminate at the expiration of the original Lease Term. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of

Landlord’s FMR. The election (or deemed election ) by Tenant under this section shall be non-revocable and binding on the parties except as expressly provided herein.

2.3 Appraisers. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the Extension Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be the Base Monthly Rent for the Extension Period. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant. The appraisers’ determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed and shall take into account Tenant’s obligations to pay additional rent under this Lease. In determining Fair Market Rent, the appraisers shall not consider any of Tenant’s Trade Fixtures.

2.4 Third Appraiser. If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within ten (10) days thereafter and if the parties fail to agree within said time period, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Premises are located The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

2.5 Impartial Appraisal. Within thirty (30) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the applicable Extension Period (“Third Opinion”). If the fair market rent set forth in the Third Opinion is equidistant from the fair market rent determination of Landlord’s and Tenant’s appraiser, then the fair market rent contained in the Third Opinion shall be the Base Monthly Rent during the Extension Period. If the fair market rent of the Third Opinion is not equidistant from the fair market rent made by Landlord’s and Tenant’s appraiser, then the two closest fair market determinations made by Landlord’s appraiser, Tenant’s appraiser and the Third Opinion shall be average and such average shall be the Base Monthly Rent during the applicable Extension Period. The fair market rent determined in accordance with the foregoing procedure shall be binding on the parties

2.6 Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

2.7 Acknowledgment of Rent. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the Base Monthly Rent for the Extension Period.

3. First Right to Negotiate Expansion Space. If an Event of Tenant’s Default does not exist, Tenant shall have the right to expand into space in the first floor of the Building (the “Expansion Space”) solely in accordance with the terms of this Section 3 and its subsections; provided, however, that such right shall be subject to (i) any existing renewal, expansion, assignment or sublease of any lease with any existing tenant or any partner, attorney, employee, agent or affiliate of any existing tenant for space in any portion of the Expansion Space, or (ii) any existing expansion options or similar rights granted to any other existing tenant as of the date of this Lease in the Project pursuant to its lease. Tenants right to expand under this Section 3 and all subsections is an on-going right but will exist only during the first thirty (30) months following the Commencement Date for the initial Lease Term, unless Tenant elects to extend as provided in Section 1 of this Addendum (and does not elect to rescind such extension exercise as provided in Section 2.2 above), in which case such right to expand will continue for the through the first eighteen (18) months of the Extension Period.

3.1 Process. If the Expansion Space will be available for lease, as determined by Landlord in its sole and absolute discretion, Landlord shall promptly notify Tenant in writing of the portion of the Expansion Space that is or will be available for leasing by Tenant and the rental rates and all other terms and provisions on which Landlord is willing to lease such space, which terms and provisions may differ from those contained in the Lease (the “Expansion Notice”). Tenant shall have fifteen (15) days after receipt of the Expansion Notice (the “Negotiation Period”) to provide written notice of acceptance of the Expansion Notice or to negotiate and reach a written agreement with Landlord on alternative terms for the lease for the Expansion Space in each party’s sole and absolute discretion. No court, arbitrator, mediator, appraiser or other third party shall have the right to determine the terms and conditions for any lease terms in Landlord’s Expansion Proposal.

3.2 Effect of Non-Acceptance. If Tenant does not accept the offer to lease the portion of the Expansion Space contained in the Expansion Notice or the parties do not reach an alternative agreement by the end of the Negotiation Period as provided in Section 3.1 above, Landlord shall be free to lease all or any portion of the Expansion Space (including, without limitation, any space that is part of the Expansion Space but was not included in the Expansion Notice) to any other party on such terms that are acceptable to Landlord in its sole and absolute discretion, in which case Tenant’s right to lease that portion of the Expansion Space shall automatically lapse and be of no further force and effect, unless there is a material change in the terms for lease of the Expansion Space being proposed by Landlord as provided in Section 3.3 below. Tenant acknowledges that Landlord shall have the right to lease portions of the Expansion Space to different parties, but that Tenant’s expansion right under Section 3 and its subsections only pertains to the Expansion Space contained in an Expansion Notice.

3.3 Changes in the Offer. If the difference in the stated Base Monthly Rent for the term contained in the offer presented to Tenant in the Expansion Notice is greater than ten percent (10%) of the stated Base Monthly Rent payable over the term in any proposal to lease the Expansion Space or any portion thereof to any third party, Landlord shall be obligated to offer the revised terms to Tenant and Tenant shall have five (5) days after receipt of such amended offer to accept or reject the revised terms. If Tenant rejects or does not accept the revised or new terms within the foregoing time period, Landlord shall have the right to enter a lease for all or any portion of the Expansion Space on the revised or new terms (any new terms shall be subject to this Section 3.3). If Landlord subsequently determines to lease the same or any other portion of the Expansion Space during the first thirty (30) months of the term or, if extended, the first eighteen (18) months of any extended term, the provisions of this Article 3 shall apply anew.

3.4 Election to Expand. If Tenant and Landlord reach agreement on the terms of the Expansion Space, then the parties shall enter into an amendment of the Lease to include such Expansion Space on the terms set forth in Landlord’s Proposal Notice. If Tenant elects to expand as provided above, the Expansion Space shall be included within the Premises as of said commencement date and on the other terms and conditions set forth in the Expansion Notice.

3.5 Personal Option. The foregoing right of first offer to lease the Expansion Space is personal to the original Tenant signing the Lease and any tenant by way of a Permitted Transfer, but may not be assigned or transferred to or exercised by any other assignee, sublessee or transferee under a Transfer.